EXHIBIT 21



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                                                                            Exhibit 21

                        THE LOUISIANA LAND AND EXPLORATION COMPANY
                                     AND SUBSIDIARIES

                              Subsidiaries of the Registrant
                                     December 31, 1993

                                                  % Ownership       Jurisdiction
                                                  by Immediate           of
                                                     Parent         Incorporation
_______________________________________________________________________________________
The Louisiana Land and Exploration Company              -             Maryland
  LL&E Algeria, Ltd.                                  100             Bermuda
  LL&E Australia (Offshore) Pty., Ltd.                100             Australia
  LL&E (Australia) Pty., Ltd.                         100             Australia
  LL&E Canada Holdings, Inc.                          100             Delaware
  LL&E Canada, Ltd.                                   100             Canada
  LL&E Colombia, Inc.                                 100             Delaware
  LL&E Egypt, Inc.                                    100             Delaware
  LL&E Erave Pty., Ltd.                               100             Papua New Guinea
  LL&E Espana, Inc.                                   100             Delaware
  LL&E (Europe-Africa-Middle East) Inc.               100             Delaware
  LL&E France, S.A.                                   100             France
  LL&E Gas Marketing, Inc.                            100             Delaware
  LL&E Gippsland Pty., Ltd.                           100             Australia
  LL&E Holland, Ltd.                                  100             Canada
  LL&E, Inc.                                          100             Delaware
  LL&E Indonesia, Ltd.                                100             British Virgin Islands
  LL&E International, Inc.                            100             Delaware
  LL&E Mining, Inc.                                   100             Delaware
  LL&E (Netherlands) Inc.                             100             Delaware
    MaraLou Netherlands Partnership*                   50             Texas
      CLAM Petroleum Company                          100             Delaware
  LL&E Netherlands North Sea, Ltd.                    100             Canada
  LL&E Netherlands Petroleum Company                  100             Delaware
  LL&E North Canada Resources, Ltd.                   100             Canada
  LL&E Overseas Petroleum, Ltd.                       100             Delaware
  LL&E Peru (Maranon), Ltd.                           100             Bermuda
  LL&E Petroleum Marketing, Inc.                      100             Delaware
    LL&E Petroleum Terminals, Inc.                    100             Delaware
  LL&E Petroleum Resources International, Inc.        100             Delaware
  LL&E Pipeline Corporation                           100             Delaware
  LL&E PNG Pty., Ltd.                                 100             Papua New Guinea
  LL&E Properties, Inc.                               100             Texas
    Westport Utilities Systems Co., Inc.              100             Louisiana
  LL&E Sepik Pty., Ltd.                               100             Papua New Guinea
  LL&E Suez, Inc.                                     100             Delaware
  LL&E Timor Sea Pty., Ltd.                           100             Australia
  LL&E Tunisia, Inc.                                  100             Delaware
  LL&E Tunisia, Ltd.                                  100             Bermuda
  LL&E (U.K.) Inc.                                    100             Delaware
  LL&E Yemen, Ltd.                                    100             Bermuda
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                                                                            Exhibit 21
                                                                           (Continued)

                        THE LOUISIANA LAND AND EXPLORATION COMPANY
                                     AND SUBSIDIARIES

                              Subsidiaries of the Registrant
                                     December 31, 1993

                                                   % Ownership       Jurisdiction
                                                   by Immediate           of
                                                      Parent         Incorporation
_______________________________________________________________________________________
   LLOXY Holdings, Inc.                                100             Maryland
     LLOXY Production Financing Company, Inc.          100             Delaware
   White Pine Leasing, Inc.                            100             Delaware
   Inexco Oil Company                                  100             Delaware
     Wilson Brothers Drilling Company                  100             Delaware
   Evangeline Gas Corp.                                 45             Delaware

*  Unconsolidated affiliate accounted for under the equity method.

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